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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-79003, 333-84440 and 333-86540 of Rubio's Restaurants, Inc. on Form S-8 of our report dated March 17, 2004, appearing in this Annual Report on Form 10-K of Rubio's Restaurants, Inc. for the year ended December 28, 2003.

/s/  DELOITTE & TOUCHE LLP

San Diego, California
March 19, 2004